SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2000


                              Preferred Voice, Inc.
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             (Exact name of registrant as specified in its charter)

  Delaware                   033-92894                        75-2440201
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(State or other          (Commission File Number)           (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


6500 Greenville Avenue, Suite 570, Dallas, Texas                     75206
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:    (214) 265-9580
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      (Former name or former address, if changed from last report)


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Item 5.  Other Events.

          On August 24, 2000, Preferred Voice, Inc., a Delaware corporation (the "Company"), completed the sale of 1,142,858 units (the "Units") consisting of one (1) share of the common stock, $0.001 par value per share (the "Common Stock"), of the Company and one (1) warrant (the "Warrant") to purchase one fourth (1/4th) of a share of Common Stock. The Units were sold at a purchase price of $2.625 per Unit (the "Purchase Price"). The Units were sold pursuant to a subscription agreement (the "Subscription Agreement") with the purchasers (the "Purchasers") of the Units. The Subscription Agreement provides, inter alia, for a downward adjustment of the Purchase Price, subject to certain exceptions, if the Company sells, or agrees to sell, securities of the Company at a purchase price (or with a conversion or exercise price) less than the Purchase Price within six months of the closing. The Warrants are governed by the terms of a warrant certificate (the "Warrant Certificate") and are exercisable for 5 years at an exercise price of $2.625 per share (the "Exercise Price") of Common Stock, subject to certain adjustments. One year after the issuance of a Warrant and thereafter until the expiration date of the Warrants, the Company may require the holders (the "Holders") of the Warrants to exercise their Warrants if the average closing price of the underlying shares of Common Stock on any stock exchange, public bulletin board or other market place for any twenty market days in a thirty consecutive market day period equal or exceeds $5.00 per share, subject to adjustment in the same manner as the Exercise Price. If a Holder does not exercise his Warrant during the thirty day exercise period, such Warrant shall expire.

         Stifel, Nicolaus & Company, Incorporated received warrants (the "Placement Agent Warrants") to purchase 51,035 shares of Common Stock at an exercise price of $3.53 per share, subject to certain adjustments, in addition to commissions payable to it in cash in the amount of 6% of the gross proceeds of the offering for serving as the placement agent on behalf of the Company in this offering. The Placement Agent Warrants are governed by the terms of a warrant certificate (the "Placement Agent Warrant Certificate") and are exercisable for 5 years beginning on the first anniversary of the completion of the offering

         The offering of the Units was not registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D. The
securities   comprising  the  Units  may  not  be  reoffered  or  resold  absent registration under the Securities Act or pursuant to an applicable exemption from such registration requirements. The Company has agreed to grant piggy-back registration rights to the Purchasers of the Units for five years.

         The foregoing summary of the sale of the Units is not intended to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Subscription Agreement, the Warrant Certificate, and the Placement Agreement Warrant Certificate, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

          (c)  Exhibits.

               10.1 Form of Subscription  Agreement between the Company and each
                    Purchaser.

               10.2 Form of Warrant  Certificate  issued by the  Company to each
                    Purchaser.

               10.3 Warrant  Certificate,  dated August 24, 2000,  issued by the
                    Company to Stifel, Nicolaus & Company.

               99.1 Press  release of Preferred  Voice,  Inc.  issued August 25,
                    2000 in connection with the offering.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PREFERRED VOICE, INC.




Dated as of September 14, 2000           By:   /s/ Mary Merritt
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                                            Name:    Mary Merritt
                                            Title:   Vice President